Exhibit 10.2

AMENDED AND RESTATED SUBSCRIPTION AGREEMENT

This Amended and Restated Subscription Agreement (this “Agreement”) is made and entered into as of July 3, 2024 (the “Effective Date”) by and among Oruka Therapeutics, Inc., a Delaware corporation (the “Company”), each of the purchasers listed on the signature pages hereto, severally and not jointly (each a “Purchaser” and together, the “Purchasers”), and each of the purchasers of warrants listed on the signature pages hereto as updated from time to time, severally and not jointly (each an “Employee Warrant Purchaser” and together, the “Employee Warrant Purchasers”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 8 hereof.

RECITALS

WHEREAS, the Company is party to that certain Agreement and Plan of Merger and Reorganization by and among the Company, Atlas Merger Sub Corp, a Delaware corporation (“First Merger Sub”), Atlas Merger Sub II, LLC, a Delaware limited liability company (“Second Merger Sub”) and ARCA biopharma, Inc. (“Parent”), dated as of April 3, 2024 (the “Merger Agreement”), pursuant to which (i) First Merger Sub will merge with and into the Company, with the Company becoming a wholly-owned subsidiary of Parent, and (ii) the Company will merge with and into Second Merger Sub, with Second Merger Sub being the surviving entity of the Second Merger (together, the “Merger”);

WHEREAS, the Company and the Purchasers are party to a Subscription Agreement, dated as of April 3, 2024 (the “Original Agreement”);

WHEREAS, the Company and the Purchaser Majority, pursuant to Section 9.01 of the Original Agreement, which states that “Neither this Agreement, nor any provision hereof, may be changed, waived, amended or modified orally or by course of dealing, but only by an instrument in writing executed by the Company and the Purchaser Majority . . . ,” executed an Amendment to the Original Agreement (the “Amendment”), which Amendment corrected a scriveners error in the drafting of the definition of “Purchase Price” in the Original Agreement and the Company and the Purchaser Majority amended the Agreement to reflect the initial understanding of the Company and the Purchasers;

WHEREAS, subsequent to the Amendment, the Company and the Purchaser Majority (as defined herein) desire to amend and restate the Original Agreement, as amended, as hereinafter set forth;

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, an aggregate amount equal to $275,000,000 of (i) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), including Common Stock being issued pursuant to any cancellation or conversion of Convertible Securities (as defined below) at a per share purchase price equal to the Purchase Price, and (ii) if applicable, pre-funded warrants, in the form agreed (acting reasonably) between the Company and the applicable Purchasers, (the “Pre-Funded Warrants”) to acquire that number of shares of Common Stock, at a per warrant purchase price equal to the Pre-Funded Warrant Purchase Price, in accordance with the terms and provisions of this Agreement, immediately prior to, but subject to, the closing of the Merger;

WHEREAS, the Company desires to sell to the Employee Warrant Purchasers, and the Employee Warrant Purchasers, severally and not jointly, desire to purchase from the Company, warrants (the “Employee Warrants”) to purchase shares of the Company’s Common Stock (the “Employee Warrant Shares”) at a purchase price of $0.0001 per Employee Warrant Share (the “Employee Warrant Purchase Price”) and with an aggregate exercise price and warrant purchase date set forth next to such Employee Warrant Purchaser’s name in the Schedule of Employee Warrant Purchasers, in accordance with the terms and provisions of this Agreement and in the form set forth on Exhibit C (the “Warrant Purchase Agreement”); and

WHEREAS, the Company, each Purchaser and each Employee Warrant Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the 1933 Act;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Authorization of Securities.

1.01 The Company has authorized (i) the sale and issuance of shares of Common Stock, (ii) the issuance of the Warrant Shares, (iii) the sale and issuance of the Employee Warrants and (iv) the issuance of the Employee Warrant Shares, in each case, on the terms and subject to the conditions set forth in this Agreement. The shares of Common Stock sold hereunder at the Closing (as defined below) shall be referred to as the “Shares”, the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Pre-Funded Warrants shall be referred to as the “Warrant Shares” and the Shares, the Pre-Funded Warrants, the Employee Warrants (including, as applicable, the Warrant Shares and the Employee Warrant Shares issuable in exchange therefore) shall be collectively referred to as the “Securities”.

Section 2. Sale and Purchase of the Securities.

2.01

(a) Upon the terms and subject to the conditions contained herein, the Company agrees to sell and issue to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Company, at a closing to take place remotely via exchange of executed documents (the “Closing” and the date of the Closing, the “Closing Date”) to occur immediately prior to the Effective Time (as such term is defined in the Merger Agreement), that number of Shares (the “Closing Shares”) equal to (rounded down to the nearest whole Share) (i) the aggregate commitment amount set forth under the heading “Commitment Amount” and opposite such Purchaser’s name on the Schedule of Purchasers (the “Commitment Amount”) divided by (ii) the Purchase Price; provided, however, for any Purchaser that has provided notice to the Company at least ten (10) Business Days prior to the Closing that such Purchaser would beneficially own (when aggregated with all Securities then beneficially owned by the Purchaser and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder)) in excess of the Beneficial Ownership Limitation, or as such Purchaser may otherwise choose, in lieu of purchasing Shares such Purchaser may elect to purchase that number of Pre-Funded Warrants equal to (rounded down to the nearest whole Pre-Funded Warrant) (i) the Commitment Amount (or any remainder thereof) divided by (ii) the Pre-Funded Warrant Purchase Price in lieu of Shares in such manner to result in the same Subscription Amount being paid by such Purchaser in the aggregate (including upon exercise of such Pre-Funded Warrants). The “Beneficial Ownership Limitation” shall initially be set at the discretion of each Purchaser to a percentage designated by such Purchaser on its signature page hereto between 0% and 9.9999% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of the Securities on the Closing Date, and such percentage shall be set at 9.9999% for any Purchaser that does not make such designation in the Purchase Agreement. Notwithstanding the foregoing, by written notice to the Company, any Purchaser may reset the Beneficial Ownership Limitation percentage to a higher or lower percentage, not to exceed 9.9999%, which increase or decrease will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company. Upon such a change by a Purchaser of the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further amended by such Purchaser without first providing the minimum notice required by this Section 2.01.

(b) The Company agrees to sell and issue to each Employee Warrant Purchaser, and each Employee Warrant Purchaser agrees, severally and not jointly, to purchase from the Company for the consideration set forth in the Employee Warrant Purchase Agreement that number of Employee Warrants set forth opposite such Employee Warrant Purchaser’s name on the Schedule of Employee Warrant Purchasers; provided, that any such Employee Warrant Purchaser shall be an individual that is providing to the Company employment, director, advisory or consultant services.

2.02 At or prior to the Closing, each Purchaser will pay the aggregate subscription amount equal to (i) the product of (A) the aggregate Closing Shares purchased under Section 2.01, multiplied by (B) the Purchase Price, plus (ii) the product of (A) the aggregate Pre-Funded Warrants purchased under Section 2.01, multiplied by (B) the Pre-Funded Warrant Purchase Price (collectively, the “Subscription Amount”) either by (x) wire transfer of immediately available funds (a “Wire”) in accordance with wire instructions provided by the Company to the Purchasers at least five (5) Business Days prior to the Closing (the “Wire Instructions Notice”); provided, for the avoidance of doubt, that no Purchaser shall be required to fund prior to the date on which the conditions to the Purchaser’s obligations set forth in Section 6.01 below are satisfied (other than those conditions which, by their nature, are to be satisfied at the closing of the transactions contemplated by the Merger Agreement and the Closing), (y) cancellation of Convertible Securities or other debt of the Company set forth under the heading “Convertible Securities Amount” and opposite such Purchaser’s name on the Schedule of Purchasers (any such cancellation, a “Contribution”), or (z) a combination of such methods. If so requested by the Company in the Wire Instructions Notice and agreed by the applicable Purchaser, the Subscription Amount of each Purchaser (except for any amount to be paid via Contribution) shall be paid into an escrow fund or trust account designated by the Company in writing (the “Escrow Account”) to be released to the Company only upon satisfaction of each of the closing conditions set forth in Section 6 below. In the event the Closing does not occur within three (3) Business Days of the Closing Date specified in the Wire Instructions Notice, unless otherwise agreed by the Company and such Purchaser, the Company shall, or shall cause the escrow agent for the Escrow Account to, promptly (but not later than two (2) Business Days thereafter) return the aggregate Purchase Price to each Purchaser by wire transfer of U.S. dollars in immediately available funds to the account specified by such Purchaser. On the Closing Date, the Company will deliver, against payment by each Purchaser of its Subscription Amount, the Closing Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 7 hereof), and shall provide evidence of such issuance from the Company’s transfer agent as of the Closing Date to each Purchaser; provided that, as applicable with respect to any Pre-Funded Warrants, the Company shall deliver to each applicable Purchaser one or more Pre-Funded Warrants (if applicable), in physical form (.pdf being sufficient), free and clear of all restrictive and other legends (except as expressly provided in Section 7 hereof), evidencing the number of Pre-Funded Warrants set forth opposite such Purchaser’s name on the Schedule of Purchasers within two (2) trading days after the Closing. Notwithstanding anything to the contrary in this Agreement, (i) each Purchaser acknowledges that, as may be agreed among the Company and one or more Purchasers, such Purchasers may not be required to fund their respective Subscription Amounts until such Purchasers receive evidence of the issuance of the Closing Shares to such Purchaser (or its nominee in accordance with its delivery instructions) in form and substance reasonably acceptable to such Purchaser and, if applicable, Pre-Funded Warrants on and as of the Closing Date and (ii) the Schedule of Purchasers may be amended by the Company up to three (3) Business Days prior to the Closing, without the consent of the other parties hereto, to reflect the Subscription Amount and Convertible Securities Amount paid by each Purchaser at the Closing and the actual number of Shares and Pre-Funded Warrants purchased by each Purchaser at the Closing, provided that the Company shall provide to Purchasers such updated Schedule of Purchasers. Subsequent to Closing, upon request of a Purchaser, the Company shall, or shall cause Parent to, deliver to such Purchaser within five (5) Business Days of such request a book-entry statement of account from Parent’s transfer agent reflecting the issuance of shares of Parent Capital Stock (as defined in the Merger Agreement) to be received in the Merger in exchange for the Shares.

2.03 Conversion and Termination of Convertible Securities. Notwithstanding anything in this Agreement, by executing and delivering this Agreement, each Purchaser holding one or more convertible notes issued by the Company prior to the Closing (each, regardless of whether held by a Purchaser or not, a “Convertible Security” and, collectively, regardless of whether held by a Purchaser or not, the “Convertible Securities”) hereby irrevocably agrees that:

(a) the aggregate amount of all such Convertible Securities (including any outstanding principal, interest or any other amounts) held by such Purchaser is set forth under the heading “Convertible Securities Amount” and opposite such Purchaser’s name on the Schedule of Purchasers;

(b) such Purchaser is the sole owner of all right, title and interest in and to the Convertible Securities corresponding to the amounts set forth under the heading “Convertible Securities Amount” and opposite such Purchaser’s name on the Schedule of Purchasers;

(c) at the Closing, (i) all of such Purchaser’s Convertible Securities will automatically and without any action on the part of such Purchaser convert into that number of Shares as is calculated in accordance with Section 2.01 based on such Purchaser’s Subscription Amount (whether paid via Wire or Contribution), regardless of whether any such Convertible Securities or an affidavit of loss therefor is actually delivered in original or other form to the Company, and (ii) any original Convertible Securities held by (or delivered, electronically or otherwise, to) the Company shall be cancelled (and marked cancelled) by the Company upon or following the Closing;

(d) with respect to any Contribution by such Purchaser, (i) such Purchaser and the Company hereby agree, on behalf of themselves and all beneficial owners of such Purchaser’s Convertible Securities, that any Convertible Securities that are Contributed hereby are and will be deemed for all purposes to have been amended and modified by virtue hereof to the full extent necessary to permit and facilitate their conversion as provided in this Agreement into Shares and (ii) such Purchaser’s Shares are issued in full and complete discharge and satisfaction of all obligations of the Company (including any outstanding principal, interest or any other amounts) under such Purchaser’s Convertible Securities, and such Convertible Securities will be terminated in full and null, void and of no further force or effect automatically immediately upon the Closing, provided that the foregoing will not impair the right of such Purchaser to receive the applicable number of Shares calculated in accordance with Section 2.01 above; and the Company and its Affiliates and agents shall be entitled to deduct and withhold from the amounts deliverable in satisfaction of such Purchaser’s Convertible Securities (including any Shares otherwise issuable with respect thereto) such amounts, if any, as are required to be deducted and withheld under the Internal Revenue Code of 1986, as amended, or any other applicable tax law. To the extent that amounts are so deducted and withheld and duly paid over to the appropriate tax authority, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered to the person in respect of whom such deduction and withholding was made. Each person holding Convertible Securities shall, upon request, use its commercially reasonable efforts to provide the applicable withholding agent with all necessary tax forms, including a duly executed IRS Form W-9 or appropriate version of IRS Form W-8, as applicable. Prior to withholding any amounts pursuant to this Section 2.03(e), the Company (and its Affiliates and agents) shall use commercially reasonable efforts to notify such Purchaser, and the Company and such Purchaser shall cooperate in good faith to reduce or eliminate any such withholding.

Section 3. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company that:

3.01 Validity. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership, limited liability or similar actions, as applicable, on the part of such Purchaser. This Agreement has been duly executed and delivered by the Purchaser and, assuming that this Agreement constitutes the valid and binding obligation of the Company, constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.02 Brokers. There is no broker, investment banker, financial advisor, finder or other person which has been retained by the Purchaser who is entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

3.03 Investment Representations and Warranties. The Purchaser understands and agrees that the offering and sale of the Securities has not been registered under the 1933 Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.

3.04 Acquisition for Own Account. The Purchaser is acquiring the Securities for its own account for investment and not with a view towards distribution in a manner which would violate the 1933 Act or any applicable state or other securities laws. The Purchaser has not been formed for the specific purpose of acquiring the Securities, to the extent such fact is required for the purposes of qualifying as an accredited investor.

3.05 No General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement. The purchase of the Securities by the Purchaser has not been solicited by or through anyone other than the Company or, on the Company’s behalf, Jefferies LLC, Cowen and Company, LLC, Leerink Partners LLC or LifeSci Capital LLC (collectively, the “Placement Agents”), who have been engaged as joint placement agents for the offering of the Securities.

3.06 Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser is a sophisticated institutional investor, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement, and has sufficient knowledge and experience in investing in investments similar to the Securities to properly evaluate the merits and risks of the investment in the Securities. The Purchaser is able to bear the economic and other risks of an investment in the Securities including but not limited to loss of the Purchaser’s entire investment therein.

3.07 Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) under the 1933 Act.

3.08 Restricted Securities. The Purchaser understands that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a private placement under Section 4(a)(2) of the 1933 Act and that, under such laws and applicable regulations, such Securities may be resold without registration under the 1933 Act only in certain limited circumstances.

3.09 Review and Advisors. The Purchaser has had the opportunity to review with the Purchaser’s own tax advisors the federal, state and local tax consequences of its purchase of the Securities set forth opposite such Purchaser’s name on the Schedule of Purchasers and the transactions contemplated by this Agreement. The Purchaser is relying solely on the Purchaser’s own determination as to tax consequences, and on the Purchaser’s own sources of information and advisors with respect to all tax matters, and not on any statements or representations of the Company (other than the representations and warranties in this Agreement), the Placement Agents or any of their respective agents, and understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. Based on such information as the Purchaser deemed appropriate and without reliance upon the Placement Agents, the Purchaser has independently made its own analysis and decision to purchase the Securities. The Purchaser has (i) had the opportunity to ask questions of and receive answers directly with respect to its purchase of Securities, and (ii) conducted and completed its own independent due diligence with respect to the purchase of Securities.

3.10 Residency. Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Purchaser’s name on the Schedule of Purchasers, or as otherwise noted on the Schedule of Purchasers.

3.11 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities and the terms of the Merger with the Company’s management. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of the Purchasers to rely thereon.

Section 4. Representations and Warranties by the Company. The Company represents and warrants to the Purchasers that:

4.01 Absence of Changes. Since the incorporation of the Company, the Company has conducted its business only in the ordinary course of business (except for the execution and performance of this Agreement and the Merger Agreement, and the discussions, negotiations, and transactions related thereto) and (i) there has not been any change, condition, event, circumstance, occurrence, result, state of facts or development that has or would reasonably be expected to have a materially adverse effect on (a) the business, financial condition, assets, operations, results of operations, stockholders’ equity or financial performance of the Company and its subsidiaries, taken as a whole or (b) the Company’s ability to consummate the transactions contemplated hereby (collectively, a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business and except as contemplated in this Agreement and the Merger Agreement, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

4.02 Organization and Good Standing of the Company. The Company is a corporation duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority (i) to conduct its business in all material respects in the manner in which its business is currently being conducted, (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used in all material respects and (iii) to perform its obligations under (A) this Agreement and the Merger Agreement and (B) all other contracts by which it is bound in all material respects. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

4.03 Subsidiaries. The Company does not have any subsidiaries and does not otherwise own any shares of capital stock or any interest in any other Person. The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity.

4.04 Validity; Valid Issuance of Securities. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement, subject only to the adoption of the Merger Agreement in accordance with the terms thereof by the Company’s stockholders under the Delaware General Corporation Law and the Company’s certificate of incorporation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each Purchaser, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Securities are duly authorized and, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free and clear of any liens or other restrictions, other than restrictions on transfer under applicable state and federal securities or such restrictions as the Purchaser has agreed to in writing with the Company, and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation or bylaws or the Delaware General Corporation Law. All of the issued and outstanding shares of capital stock of the Company have been issued in compliance in all material respects with applicable federal and state securities laws.

4.05 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 hereof and except as set forth in the Merger Agreement, no material consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity (as defined below) is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement.

4.06 Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and the performance of this Agreement and the consummation of the transactions contemplated herein (including the issuance and sale of the Securities) and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (1) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments, (2) result in any violation of the provisions of the certificate of incorporation, by-laws or similar organizational document of the Company or any of its subsidiaries or (3) result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clauses (1) and (3), for such violations as would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, or materially affect the validity of the Securities or the legal authority of the Company to perform its obligations hereunder and timely comply in all material respects with the terms of this Agreement or the Merger Agreement.

4.07 Absence of Proceedings. There is no action, suit, proceeding or, to the knowledge of the Company, inquiry or investigation, before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would have or reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Securities or the legal authority of the Company to perform its obligations hereunder and timely comply in all material respects with the terms of this Agreement or the Merger Agreement.

4.08 Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure to comply would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have or reasonably be expected to have a Material Adverse Effect.

4.09 Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. No assessment in connection with United States federal tax returns has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them through the date hereof or have timely requested extensions thereof pursuant to applicable foreign state, local or other law except insofar as the failure to file such returns would not have or reasonably be expected to have a Material Adverse Effect, and has paid all taxes due pursuant to such returns or all taxes due and payable pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or its subsidiaries and except where the failure to pay such taxes would not have or reasonably be expected to have a Material Adverse Effect.

4.10 Insurance. The Company and the subsidiaries carry or are entitled to the benefits of insurance, with what the Company reasonably believes to be financially sound and reputable insurers, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and assets, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of the subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have or reasonably be expected to have a Material Adverse Effect.

4.11 Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

4.12 Regulatory Matters. Except as would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries has received any FDA Form 483, notice of adverse finding, warning letter or other correspondence or written notice from the U.S. Food and Drug Administration (“FDA”) or any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws (as defined in clause (ii) below) or Authorizations (as defined in clause (iii) below); (ii) the Company and each of its subsidiaries is and has been in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company and its subsidiaries for the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., similar laws of other Governmental Entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (iii) the Company and each of its subsidiaries possesses all licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or to carry on its businesses as now conducted (“Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iv) neither the Company nor any of its subsidiaries has received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations or has any knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the Company’s knowledge, has there been any noncompliance with or violation of any Applicable Laws by the Company or any of its subsidiaries that could reasonably be expected to require the issuance of any such communication or result in an investigation, corrective action, or enforcement action by FDA or similar Governmental Entity; (v) neither the Company nor any of its subsidiaries has received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Entity is threatening or is considering such action; and (vi) the Company and each of its subsidiaries has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission).

4.13 Compliance With Laws. The Company has complied with, is not in violation of, and has not received any written notice alleging any violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for such violation that would not, singly or in the aggregate, result in a Material Adverse Effect.

4.14 Financial Statements. The Company has made available to each Purchaser its Budget Overview as of March 2024 (the “Financial Statements”). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes and other presentation items required by GAAP and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount. The Financial Statements fairly present in all material respects the financial condition of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, between the date of its incorporation and the date of this Agreement, the Company has not incurred any liabilities or obligations, contingent or otherwise, that would be, individually or in the aggregate, material to the Company, other than (a) liabilities incurred in the ordinary course of business; (b) obligations under contracts and commitments incurred in the ordinary course of business; (c) liabilities for transaction expenses incurred in connection with the transactions contemplated by this Agreement and the Merger Agreement; and (d) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements. The Company maintains and will continue to maintain a standard system of accounting established and administered to provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements of the Company in conformity with GAAP.

4.15 Information Provided. The information to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Registration Statement (as defined in the Merger Agreement), or supplied by or on behalf of the Company for inclusion in any filing pursuant to Rule 165 and Rule 425 under the 1933 Act or Rule 14a-12 under the 1934 Act (each a “Regulation M-A Filing”), shall not, at the time the Registration Statement or any such Regulation M-A Filing is filed with the Commission, at any time it is amended or supplemented or at the time the Registration Statement is declared effective by the Commission, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by or on behalf of the Company for inclusion in the Registration Statement to be sent to the stockholders of Parent in connection with the meeting of Parent’s stockholders (the “Public Company Meeting”), shall not, on the date the proxy statement/prospectus included in the Registration Statement is first mailed to stockholders of Parent, at the time of the Public Company Meeting or at the Effective Time, contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Registration Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Public Company Meeting that has become false or misleading.

4.16 No Additional Agreements. The Company does not have any agreement with any Purchaser with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

4.17 Private Placement. None of the Company, its subsidiaries or any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration under the 1933 Act of the Securities being sold pursuant to this Agreement. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 3 hereof, the issuance and sale of the Securities is exempt from registration under the 1933 Act.

4.18 No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the 1933 Act, any person listed in the first paragraph of Rule 506(d)(1). The Company is not aware of any Person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities pursuant to this Agreement. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

4.19 No General Solicitation. Neither the Company nor, to the Company’s knowledge, any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.

4.20 No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3 hereof, none of the Company, its subsidiaries or, to the Company’s knowledge, any of its or their Affiliates or any Person acting on its or their behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the 1933 Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any National Exchange on which any of the securities of the Company are listed or designated.

4.21 Brokers. Other than the Placement Agents, there is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of the Company that is entitled to any fee or commission in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

4.22 Additional Representations and Warranties. The Company’s representations and warranties set forth in the Merger Agreement in Section 3.6 (Capitalization), 3.10 (Title to Assets), 3.11 (Real Property; Leasehold), 3.12 (Intellectual Property), 3.13 (Agreements, Contracts and Commitments), 3.17 (Employee and Labor Matters; Benefit Plans), 3.18 (Environmental Matters), 3.21 (Transactions with Affiliates) and 3.22 (Privacy and Data Security) are hereby incorporated by reference and made by the Company, as qualified by the disclosures in the Company Disclosure Schedule (as defined in the Merger Agreement). As of the Effective Date, to the knowledge of the Company, the representations and warranties of Parent in the Merger Agreement and in any certificate or other writing delivered by Parent pursuant thereto are true and correct as though given in accordance with Section 9.1 of the Merger Agreement.

4.23 Reliance by Purchasers. The Company acknowledges that each Purchaser will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth in this Agreement.

4.24 Lock-Up Agreements. The Company shall not consent or agree to amend, alter, waive or otherwise modify the terms of any of the Lock-Up Agreements (as defined in the Merger Agreement) without the consent of the Placement Agents.

4.25 CFIUS. The Company is not a U.S. business that (i) produces, designs, tests, manufactures, fabricates, or develops one or more “critical technologies”; (ii) performs the functions as set forth in column 2 of Appendix A to 31 C.F.R. Part 800 with respect to “covered investment critical infrastructure”; or (iii) maintains or collects, directly or indirectly, “sensitive personal data” of U.S. citizens, in each case as such terms in quotation marks are defined in the Defense Production Act of 1950, as amended, including all implementing regulations thereof.

Section 5. Covenants.

5.01 Further Assurances. At or prior to Closing, each party agrees to cooperate and generally do such reasonable acts and things in good faith as may be necessary to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement and effectuate the intents and purposes of this Agreement subject to the terms and conditions hereof.

5.02 Disclosure of Transactions and Other Material Information. The Company shall or shall cause Parent to, on or before 9:00 a.m., New York City time, on the Business Day immediately following the date of this Agreement, issue one or more press releases and/or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Merger Agreement and any other material nonpublic information that the Company, Parent or their respective officers, directors, employees, agents or any other person acting at the direction of the Company or Parent has provided to the Purchasers in connection with the transactions contemplated by this Agreement and by the Merger Agreement prior to the filing of the Disclosure Document. To the extent any Purchaser is named therein, the Company shall provide the Purchasers with a reasonable opportunity to review and provide comments on the draft of such Disclosure Document. The Company represents and warrants that, from and after the issuance of the Disclosure Document, no Purchaser shall be in possession of any material, nonpublic information received from the Company, Parent or their respective officers, directors, employees, agents or other person acting at their direction. In addition, effective upon the issuance or filing of the Disclosure Document, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement relating to the subject matter hereof, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, including, without limitation, the Placement Agents, on the one hand, and any Purchaser or any of their respective affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. The Company shall not, and shall cause its officers, directors, employees and agents and Parent not to, publicly disclose the name of any Purchaser or any affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any affiliate or investment adviser of any Purchaser without the prior written consent (including by e-mail) of such Purchaser (i) in any press release, marketing materials or any other public announcement, or (ii) in any filing with the Commission or any regulatory agency or trading market, except (A) as required by the federal securities laws, rules or regulations, (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under regulations of any national securities exchange on which Parent’s securities are listed for trading or (C) to the extent such disclosure contains only information previously approved in accordance with this Section 5.02.

5.03 Pre-Closing Financing Restructuring. In the event the structure of the Company Pre-Closing Financing (as defined in the Merger Agreement) either violates applicable Law (as defined in the Merger Agreement) or materially and adversely effects Parent’s ability to cause the Registration Statement to become effective in a timely manner, and in any event 60 days prior to the End Date (as defined in, and as may be extended in accordance with, the Merger Agreement), then the Company and Purchasers shall cooperate and use commercially reasonable efforts to cause the Company Pre-Closing Financing to be amended, modified and/or restructured such that such investment occurs as a direct acquisition of shares of Parent Common Stock (as defined in the Merger Agreement) substantially contemporaneously with the Closing in a manner which preserves to the extent possible, the amount of funds ultimately received by Parent and its subsidiaries, and the number of Parent shares ultimately held by each Purchaser in respect of such amounts as though the Company Pre-Closing Financing has been consummated by its terms.

5.04 Expenses. The Company and each Purchaser or Employee Warrant Purchaser, as applicable, is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

5.05 Form S-4. From the date hereof until the Closing Date, the Company shall use commercially reasonable efforts to ensure the Registration Statement will register the issuance of the shares of Parent Capital Stock to be issued, subject to and in accordance with the terms of the Merger Agreement, by virtue of the Contemplated Transactions (as defined in the Merger Agreement), including shares of Parent Capital Stock issued in exchange for the Shares, the Warrant Shares and the Employee Warrant Shares.

5.06 Blue Sky Laws. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to each Purchaser and Employee Warrant Purchaser at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date.

5.07 No Amendment or Waiver of Merger Agreement Terms. The Company shall not amend, modify or waive (or approve an amendment, modification or a waiver requested by Parent of, or fail to contest an action regarding a breach of) any provision of the Merger Agreement in a manner that would reasonably be expected to materially and adversely affect the benefits that the Purchaser would reasonably expect to receive pursuant to this Agreement without the consent of each Purchaser, it being agreed that any amendment or modification to the definition of “Company Valuation” shall be deemed materially adverse to the Purchasers.

5.08 Equal Treatment of Purchasers. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the Purchasers. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of shares of Common Stock or otherwise.

5.09 Legend Removal. The restrictive legends described in Section 7.01 shall promptly be removed in accordance with applicable securities laws and, if applicable, the relevant provisions of the Registration Rights Agreement following the closing of the Merger. The shares of Parent Capital Stock to be received in the Merger in exchange for the Shares and the Warrant Shares will be issued in book-entry form, free and clear of any liens or other restrictions whatsoever and without restrictive legends in accordance with applicable securities laws.

Section 6. Conditions of Closing.

6.01 Conditions of the Purchasers’ Obligations at the Closing. The obligations of each Purchaser under Section 2 hereof are subject to the fulfillment, at or prior to the Closing, of all of the following conditions, unless otherwise waived by such Purchaser solely as to itself.

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on the Effective Date, and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except (i) to the extent expressly made as of an earlier date in which case as of such earlier date and (ii) representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects).

(b) Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date.

(c) Compliance Certificate. The Chief Executive Officer of the Company shall have delivered to the Purchasers at the Closing Date a certificate, in form and substance reasonably acceptable to the Purchasers, certifying that the conditions specified in Sections 6.01(a), 6.01(b), 6.01(f), 6.01(i), 6.01(j), and 6.01(k) of this Agreement have been fulfilled.

(d) Qualification under Securities Laws. All registrations, qualifications, permits and approvals, if any, required under applicable securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement.

(e) Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing a certificate, in form and substance reasonably acceptable to the Purchasers (such consent not to be unreasonably withheld, conditioned or delayed), certifying (i) the certificate of incorporation and bylaws of the Company, (ii) authorization of the Board of Directors of the Company approving this Agreement and the transactions contemplated under this Agreement (including the Merger Agreement) and (iii) as to a certificate evidencing the good standing of the Company in Delaware issued by the Secretary of State of Delaware as of a date within five Business Days of the Closing Date.

(f) Merger. All conditions to the closing of the Merger shall have been satisfied or waived (other than the Closing hereunder and other than those conditions which, by their nature, are to be satisfied at the closing of the transactions contemplated by the Merger Agreement), and the closing of the Merger shall be set to occur substantially concurrently with the Closing hereunder. The Company shall not have amended, modified, or waived any provision under the Merger Agreement in a manner that would reasonably be expected to materially and adversely affect the benefits that a Purchaser would reasonably expect to receive under this Agreement without having received each affected Purchaser’s prior written consent, it being agreed that any amendment or modification to the definition of “Company Valuation” shall be deemed materially adverse to the Purchasers.

(g) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

(h) Registration Rights Agreement. The Company shall have delivered to the Purchasers the fully executed Registration Rights Agreement.

(i) Registration Statement; Proxy Statement/Prospectus. The Registration Statement shall have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose, and no similar proceeding with respect to the Registration Statement shall have been initiated or threatened in writing by the Commission or its staff.

(j) Nasdaq. The Nasdaq Listing Application shall have been approved by Nasdaq.

(k) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect that is continuing.

(l) Minimum Financing Amount. The Company shall receive at Closing aggregate proceeds from the purchase of Securities pursuant to this Agreement of not less than $175,000,000 (including in the proceeds any Convertible Securities Contributed as consideration in accordance with this Agreement).

(m) Opinion of Company Counsel. The Placement Agents and the Purchasers shall have received from Gibson, Dunn & Crutcher LLP, counsel for the Company, an opinion, dated as of the Closing, in the form agreed between the Company and the Placement Agents.

6.02 Conditions of the Company’s Obligations. The obligations of the Company under Section 2 hereof are subject to the fulfillment, at or prior to the Closing, of all of the following conditions, any of which may be waived in whole or in part by the Company in its absolute discretion.

(a) Representations and Warranties. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct as of the Effective Date and true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except (i) to the extent expressly made as of an earlier date in which case shall be as of such earlier date and (ii) representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects, except as would not, in the aggregate, constitute a Material Adverse Effect).

(b) Performance. Each Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date.

(c) Qualification under Securities Laws. All registrations, qualifications, permits and approvals, if any, required under applicable securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement.

(d) Merger. All conditions to the closing of the Merger shall have been satisfied or waived (other than the Closing hereunder and other than those conditions which, by their nature, are to be satisfied at the closing of the transactions contemplated by the Merger Agreement), and the closing of the Merger shall be set to occur substantially concurrently with the Closing hereunder.

Section 7. Transfer Restrictions; Restrictive Legend.

7.01 Transfer Restrictions. Each Purchaser and Employee Warrant Purchaser understands that the Company may, as a condition to the transfer of any of the Securities, require that the request for transfer be accompanied by a certificate and/or an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the 1933 Act, unless such transfer is covered by an effective registration statement or is exempt from the registration requirements of the 1933 Act, including under Rule 144 or Rule 701, as applicable. It is understood that the certificates evidencing the Securities may bear substantially the following legend:

“NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR A VALID EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.”

Section 8. Definitions. Unless the context otherwise requires, the terms defined in this Section 8 shall have the meanings specified for all purposes of this Agreement.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the 1934 Act.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” has the meaning ascribed to it in the Merger Agreement.

“National Exchange” means the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, or the New York Stock Exchange.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Funded Warrant Purchase Price” means an amount equal to (i) the Purchase Price minus (ii) $0.01.

“Purchase Price” means an amount equal to (i) the Company Equity Value (as defined in the Merger Agreement), (ii) divided by the number of Company Outstanding Shares (as defined in the Merger Agreement but excluding the Securities being issued hereunder) as of immediately prior to the closing of offering of the Securities hereunder.

“Purchaser Majority” means, prior to the Closing, the Purchasers committed to purchase at least a majority of the Securities issuable to the Purchasers and, following the Closing, the Purchasers who hold at least a majority of the Securities (including any Parent Common Stock issued in exchange therefore) still held by the Purchasers.

“Registration Rights Agreement” means the Registration Rights Agreement, in the form attached hereto as Exhibit A, to be entered into at the Closing among the Company and each Purchaser.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as Rule 144.

“Rule 701” means Rule 701 promulgated by the Commission pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as Rule 701.

Section 9. Miscellaneous.

9.01 Waivers and Amendments. Neither this Agreement, nor any provision hereof, may be changed, waived, amended or modified orally or by course of dealing, but only by an instrument in writing executed by the Company and the Purchaser Majority, provided that, (a) if any, change, waiver, amendment, modification disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or each Purchaser in such group of Purchasers) shall be required and (b) the consent of each Purchaser shall be required for any change in the Purchase Price, any change in the type of security to be issued to Purchasers at Closing, any change in the Beneficial Ownership Limitation with respect to such Purchaser, or the amendment or waiver of this Section 9.01, Section 9.13 or of any of the closing conditions set forth in Sections 6.01(a), 6.01(f), 6.01(i), 6.01(j), or 6.01(k).

9.02 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) when delivered, if delivered personally, (b) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) one (1) Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next Business Day delivery, or (d) when receipt is acknowledged, in the case of email, in each case to the intended recipient as set forth below, with respect to the Company, and to the addresses set forth on the Schedule of Purchasers with respect to the Purchasers, and to the addresses set forth on the Schedule of Employee Warrant Purchasers with respect to the Employee Warrant Purchasers.

if to the Company:
Oruka Therapeutics, Inc.
221 Crescent Street, Building 23, Suite 105
Waltham, MA 02453
Attention: K. Evan Thompson
Email: [***]

with a copy to (which shall not constitute notice):
Gibson, Dunn & Crutcher LLP
One Embarcadero Center, Suite 2600
San Francisco, CA 94111
Attention: Ryan Murr, Brenden Berns, Chris Trester
Email: [***]

or at such other address as the Company, each Purchaser or each Employee Warrant Purchaser may specify by written notice to the other parties hereto in accordance with this Section 9.02.

9.03 Cumulative Remedies. None of the rights, powers or remedies conferred upon each Purchaser or Employee Warrant Purchaser, on the one hand, or the Company, on the other hand, shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

9.04 Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of each Purchaser and Employee Warrant Purchaser and the successors of the Company, whether so expressed or not. None of the Purchasers or Employee Warrant Purchasers may assign its rights or obligations hereof without the prior written consent of the Company, except that a Purchaser may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of Purchaser (provided each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 3 hereof). The Company may not assign (except by merger) its rights or obligations hereof without the consent of the Purchaser Majority. This Agreement shall not inure to the benefit of or be enforceable by any other person.

9.05 Exculpation of Placement Agents. Each party hereto agrees for the express benefit of each of the Placement Agents, its affiliates and its representatives that:

(a) Each of the Placement Agents is acting solely as financial advisor to the Company in connection with the sale of the Securities and is not acting as underwriters, initial purchasers, dealers or in any other such capacity and is not and shall not be construed as a fiduciary for the Purchaser, Employee Warrant Purchaser, the Company or any other person or entity in connection with the transactions contemplated by this Agreement, the Registration Rights Agreement or the Merger Agreement.

(b) No Placement Agent or any of its affiliates or any of its representatives (i) shall be liable for any improper payment made in accordance with the information provided by the Company, (ii) has made or will make any representation or warranty, express or implied, of any kind or character, and has not provided any advice or recommendation to the Purchasers or Employee Warrant Purchasers in connection with the transactions contemplated by this Agreement, the Registration Rights Agreement or the Merger Agreement, (iii) has any responsibilities as to the validity, accuracy, completeness, value or genuineness, as of any date, of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement, the Registration Rights Agreement or the Merger Agreement, or in connection with any of the transactions contemplated by such agreements, including any valuation, offering or marketing materials, or any omissions from such materials; or (iv) shall be liable or have any obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Purchaser or Employee Warrant Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise to the Purchaser, Employee Warrant Purchaser or to any person claiming through the Purchaser or Employee Warrant Purchaser, as applicable, (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, the Registration Rights Agreement or the Merger Agreement, (y) for anything which any of them may do or refrain from doing in connection with this Agreement, the Registration Rights Agreement or the Merger Agreement, or (z) for anything otherwise in connection with transactions contemplated by this Agreement, the Registration Rights Agreement or the Merger Agreement, except, in each case, for such Placement Agent’s own gross negligence, willful misconduct or bad faith.

(c) The Placement Agents, their respective affiliates and their respective representatives shall be entitled to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company.

9.06 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

9.07 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. IN ANY ACTION OR PROCEEDING BETWEEN ANY OF THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, EACH OF THE PARTIES: (A) IRREVOCABLY AND UNCONDITIONALLY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, (B) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN ACCORDANCE WITH CLAUSE (A) OF THIS SECTION 9.07, (C) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN SUCH COURTS, (D) WAIVES ANY OBJECTION THAT SUCH COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY, (E) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 9.02 OF THIS AGREEMENT AND (F) IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY.

9.08 Survival. The representations and warranties of the Company and the Purchasers contained in Sections 3 and 4 and the agreements and covenants set forth in Sections 5 and 9 shall survive the Closing for the applicable statute of limitations (unless such covenant or agreement terminates earlier in accordance with its terms), which shall not be extended by Section 8106(c) of Title 10 of the Delaware Code or any similar law. Each Purchaser and each Employee Warrant Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

9.09 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

9.10 Entire Agreement. Upon the effectiveness of this Agreement, the Original Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect. This Agreement, together with the Registration Rights Agreement and the Merger Agreement, contains the entire agreement among the parties hereto with respect to the subject matter hereof and, except as set forth below, this agreement supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof. Notwithstanding the foregoing or anything to the contrary in this Agreement and subject to Section 5.02, this Agreement shall not supersede any confidentiality or other non-disclosure agreements that may be in place between the Company and any Purchaser or any Employee Warrant Purchaser as of the date hereof.

9.11 Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

9.12 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser and each Employee Warrant Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser or other Employee Warrant Purchaser, and no Purchaser and no Employee Warrant Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser or any Employee Warrant Purchaser pursuant hereto, shall be deemed to constitute the Purchasers or the Employee Warrant Purchasers as, and the Company acknowledges that the Purchasers and Employee Warrant Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers and Employee Warrant Purchasers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement, and the Company acknowledges that the Purchasers and Employee Warrant Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and each Purchaser and each Employee Warrant Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser and each Employee Warrant Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser or any other Employee Warrant Purchaser to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Purchasers and all Employee Warrant Purchasers with the same terms for the convenience of the Company and not because it was required or requested to do so by any Purchaser or any Employee Warrant Purchaser.

9.13 Termination. This Agreement shall terminate and be void and of no further force and effect, and all obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time that the Merger Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of the Company and the Purchaser, (c) if, on the Closing Date, any of the conditions of Closing set forth in Section 6 have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Agreement are not consummated, or (d) if the Closing has not occurred on or before October 3, 2024, other than as a result of a Willful Breach of a Purchaser’s or an Employee Warrant Purchaser’s obligations hereunder; provided, however, that nothing herein shall relieve any party to this Agreement of any liability for common law fraud or for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement. “Willful Breach” means a deliberate act or deliberate failure to act, taken with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement. The Company shall notify each Purchaser and each Employee Warrant Purchaser of any termination of the Merger Agreement as promptly as practicable after the termination thereof. Upon the termination hereof in accordance with this Section 9.13, any amounts paid by a Purchaser or an Employee Warrant Purchaser to the Company in connection with the transactions contemplated herein shall promptly (and in any event within one Business Day) be returned in full to such Purchaser or such Employee Warrant Purchaser by wire transfer of immediately available funds to the account specified by such Purchaser, without any deduction for or on account of any tax withholding, charges or set-off.

9.14 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person; provided, however, that each of the Placement Agents will be entitled to rely, as an express third-party beneficiary, on the representations and warranties of the Purchasers and the Company set forth in Section 3 and Section 4 hereof, the covenants set forth in Section 5 hereof and Sections 9.04, 9.05, 9.08, 9.12 and 9.13 hereof; provided further that the Company, each Purchaser and each Employee Warrant Purchaser shall have no liability to the Placement Agents with respect to the representations and warranties of the other parties.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Subscription Agreement to be duly executed as of the Effective Date.

ORUKA THERAPEUTICS, INC.

By:
Name:
Title:

[Signature Page to Amended and Restated Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Subscription Agreement to be duly executed as of the Effective Date.

[•]

By:
Name:
Title:

[Signature Page to Amended and Restated Subscription Agreement]

SCHEDULE OF PURCHASERS

SCHEDULE OF EMPLOYEE WARRANT PURCHASERS

Exhibit A

Form of Registration Rights Agreement

Exhibit A-1

Exhibit B

Form of Pre-Funded Warrant

Exhibit B-1

Exhibit C

Form of Employee Warrant Agreement

Exhibit C-1